Exhibit 10.3

Execution Copy

JOINDER AND SUPPLEMENT NO. 5 TO

INTERCREDITOR AGREEMENT

Reference is made to that certain Intercreditor Agreement, dated as of August 1, 2006 (as supplemented prior to, and on the date hereof through the execution and delivery of this Agreement and as the same may be further amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”), among Credit Suisse AG, Cayman Islands Branch (formerly, Credit Suisse, Cayman Islands Branch), as the former intercreditor agent (the “Former Intercreditor Agent”), Wilmington Trust Company, as Trustee (in such capacity, the “Trustee”), Verso Paper Finance Holdings LLC (“Holdings”), Verso Paper Holdings LLC (the “Company”), and the Subsidiaries of the Company party thereto, as supplemented by (i) that certain Supplement No. 1 to Intercreditor Agreement, dated as of May 29, 2009, among Verso Paper Five Corp., Verso Fiber Farm LLC and Verso Maine Energy LLC, the Intercreditor Agent and the Trustee, (ii) that certain Supplement No. 2 to Intercreditor Agreement, dated as of January 10, 2011, among Verso Quinnesec REP Holding Inc., the Intercreditor Agent and the Trustee, (iii) that certain Joinder and Supplement No. 3 to Intercreditor Agreement, dated as of January 26, 2011 by and among, (A) Wilmington Trust Company, as trustee (the “Second Priority-Designated Agent”) pursuant to that certain Indenture dated as of January 26, 2011, among the Company, Verso Paper Inc. (together with the Company, the “Issuers”), the guarantors party thereto and the Second Priority-Designated Agent, (B) Holdings, (C) the Issuers, (D) the Intercreditor Agent, (E) the Subsidiaries of the Company party thereto and (F) the Trustee and (iv) that certain Joinder and Supplement No. 4 to Intercreditor Agreement, dated as of May 4, 2012 by and among (A) Citibank, N.A., as Intercreditor Agent (the “Intercreditor Agent”) and as administrative agent (the “ABL Agent”) pursuant to that certain Credit Agreement dated as of May 4, 2012 among the Company, Holdings, the lenders party thereto, the Subsidiaries of Holdings party thereto and the ABL Agent, (B) Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Cash Flow Agent”) pursuant to that certain Credit Agreement dated as of May 4, 2012 among the Company, Holdings, the lenders party thereto, the Subsidiaries of Holdings party thereto and the Cash Flow Agent, (C) Wilmington Trust, National Association, as trustee (the “11.75% Notes Agent”) pursuant to that certain Indenture dated as of March 21, 2012 among the Issuers, the guarantors party thereto and the 11.75% Notes Agent, (D) the Former Intercreditor Agent, (E) the Second Priority-Designated Agent, (F) Holdings, (G) the Company and (H) each Subsidiary of Holdings listed on Schedule I hereto. Capitalized terms used but not defined herein shall have the meanings assigned in the Intercreditor Agreement.

This Joinder and Supplement No. 5 to the Intercreditor Agreement (this “Agreement”), dated as of May 11, 2012 (the “Effective Date”), by and among (i) Wilmington Trust, National Association, as trustee (the “New Senior-Priority Agent”) pursuant to that certain Indenture dated as of the date hereof with respect to the issuance of the Company’s 11.75% Secured Notes due 2019 (the “New Notes Indenture”), (ii) the Intercreditor Agent, (iii) the Second Priority-Designated Agent, (iv) Holdings, (v) the Company and (vi) each Subsidiary of the Company listed on Schedule I hereto, has been entered into (A) to record the accession of the New Senior-Priority Agent as an additional Senior-Priority Agent in respect of Future First-Lien Indebtedness under the Intercreditor Agreement on behalf of the holders (the “New Lenders”) of the notes issued under the New Notes Indenture (the “New Notes”), (B) with respect to the Liens securing certain Obligations as set forth below, to confirm and evidence that such Liens shall, for purposes of the Intercreditor Agreement (subject to, with respect to each class of Senior Lender Claims, to the applicable provisions of the relevant Senior Lender Documents), be equal and ratable for purposes hereof and sharing pro rata in any proceeds of the Collateral or amounts recovered in connection therewith with all Liens on the Common Collateral securing any other Senior Lender Claims and (C) for certain related purposes.

The parties to this Agreement hereby agree as follows:

1. The New Senior-Priority Agent, as trustee and collateral agent under the New Notes Indenture, shall become, with immediate effect, a party to and agrees to be bound by the terms of the Intercreditor Agreement as a Senior-Priority Agent, as if it had originally been party to the Intercreditor Agreement as a Senior-Priority Agent.

2. The New Notes Indenture, the Security Documents (as defined under the New Notes Indenture), and any related document or instrument executed and delivered pursuant to any of the foregoing shall constitute Senior Lender Documents, and the Security Documents (as defined under the New Notes Indenture) are designated as and shall constitute Senior Collateral Documents.

3. The Liens securing the Obligations under the New Notes Indenture and any other document or agreement entered into pursuant thereto and granted pursuant to the Security Documents constitute Liens securing Senior Lender Claims. The New Senior-Priority Agent and the New Lenders shall be Senior Lenders for all purposes thereunder. The Obligations under the New Notes Indenture and any other document or agreement entered into pursuant thereto constitute Future First-Lien Indebtedness and Senior Lender Claims, ranking in all cases pari passu in time and effect with the other Senior Lender Claims for purposes of the Intercreditor Agreement (subject to, with respect to each class of Senior Lender Claims, the applicable provisions of the relevant Senior Lender Documents).

4. The Liens on the Common Collateral securing such Senior Lender Claims shall for purposes of the Intercreditor Agreement (subject to, with respect to each class of Senior Lender Claims, to the applicable provisions of the relevant Senior Lender Documents) have equal and ratable priority in all respects to all Liens on the Common Collateral securing any other Senior Lender Claims on the terms set forth in the Intercreditor Agreement and shall be senior to all Liens on the Common Collateral securing any Second-Priority Claims on the terms set forth in the Intercreditor Agreement.

5. The New Senior-Priority Agent, on behalf of the New Lenders, hereby appoints as “Intercreditor Agent” such agent or trustee as is at any time designated the “Intercreditor Agent” hereunder by the Senior Lenders in accordance with the Senior Lender Documents (as used in this paragraph, the terms “Senior Lenders” and “Senior Lender Documents” are as defined in the Intercreditor Agreement, dated as of the date hereof, among the Intercreditor Agent, the Trustee, Holdings, the Company, and each other party party thereto). For the avoidance of doubt, the provisions of Article 7 of the New Notes Indenture applicable to the New Senior-Priority Agent thereunder shall also apply to the New Senior-Priority Agent acting under or in connection with the Intercreditor Agreement.

6. So long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral or proceeds (and any proceeds of any title insurance policies with respect to any Common Collateral) thereof received in connection with the sale or other disposition of, or collection on, the Common Collateral upon the exercise of remedies shall be applied by the Intercreditor Agent ratably to the Senior Lender Claims and, with respect to each class of Senior Lender Claims, in such order as is specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, the Intercreditor Agent shall deliver promptly to the Second-Priority Designated Agent any Common Collateral or proceeds thereof (and any proceeds of any title insurance policies in favor of any Second-Priority Agent with respect to any Common Collateral) held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Priority Designated Agent ratably to the Second-Priority Claims and, pro rata with respect to each class of Second-Priority Claims, in such order as specified in the relevant Second-Priority Documents.

7. This Agreement shall constitute notice to the Second-Priority Designated Agent pursuant to Section 5.3(b) of the Intercreditor Agreement.

8. The New Senior-Priority Agent confirms that its address for notices pursuant to the Intercreditor Agreement is as follows:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention of: Corporate Capital Markets – Verso Paper Administrator

Facsimile: (612) 217-5651

9. Each party to this Agreement (other than the New Senior-Priority Agent) (i) confirms the acceptance of the New Senior-Priority Agent as a Senior-Priority Agent for purposes of the Intercreditor Agreement and (ii) reaffirms the designation of the existing Intercreditor Agent as the Intercreditor Agent for purposes of the Intercreditor Agreement.

10. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

11. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as a Senior-Priority Agent for holders of the New Notes

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Joinder and Supplement]

CITIBANK, N.A., as Intercreditor Agent

By:	/s/ Brendan Mackay
Name: Brendan Mackay
Title: Director

[Signature Page to Joinder and Supplement]

Notice of this Agreement is hereby acknowledged and received by:

WILMINGTON TRUST COMPANY,
as Second Priority-Designated Agent

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

[Signature Page to Joinder and Supplement]

VERSO PAPER FINANCE HOLDINGS LLC
VERSO PAPER HOLDINGS LLC
VERSO PAPER INC.
VERSO PAPER LLC
VERSO ANDROSCOGGIN LLC
VERSO BUCKSPORT LLC
VERSO FIBER FARM LLC
VERSO MAINE ENERGY LLC
VERSO QUINNESEC LLC
VERSO SARTELL LLC
VERSO QUINNESEC REP HOLDING INC.
NEXTIER SOLUTIONS CORPORATION

By:	/s/ Robert P. Mundy
Name: Robert P. Mundy
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Joinder and Supplement]

Schedule I

1.	Verso Paper Inc., a Delaware corporation

2.	Verso Paper LLC, a Delaware limited liability company

3.	Verso Androscoggin LLC, a Delaware limited liability company

4.	Verso Bucksport LLC, a Delaware limited liability company

5.	Verso Fiber Farm LLC, a Delaware limited liability company

6.	Verso Maine Energy LLC, a Delaware limited liability company

7.	Verso Quinnesec LLC, a Delaware limited liability company

8.	Verso Sartell LLC, a Delaware limited liability company

9.	Verso Quinnesec REP Holding Inc., a Delaware corporation

10.	nexTier Solutions Corporation, a California corporation